Exhibit 4.2

AMENDED & RESTATED

BYLAWS

OF

HUT 8 CORP.

a Delaware Corporation

ARTICLE 1. STOCKHOLDERS

Section 1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors (the “Board of Directors”) of Hut 8 Corp. (as such name may be changed in accordance with applicable law from time to time, the “Corporation”) from time to time. The Board of Directors may, in its sole discretion, determine that an annual meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”) Any other proper business may be transacted at the annual meeting of stockholders.

Section 1.2 Special Meetings. Except as otherwise provided by or pursuant to the provisions of the Corporation’s certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock of the Corporation) (as the same may be amended from time to time, the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes may be called at any time, but solely and exclusively by the Chairperson of the Board of Directors, the Chief Executive Officer or by the directors entitled to cast a majority of the votes of the whole Board of Directors. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting. The Board of Directors may, in its sole discretion, determine that a special meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the DGCL. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law, the Certificate of Incorporation or these Amended and Restated Bylaws (as the same may be amended or amended from time to time, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.

Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time and reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting to the fullest extent permitted by applicable law. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5 Quorum. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of at least 33.3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the chairman of the meeting, or the holders of a majority of the voting power of shares entitled to vote and present at such meeting (whether present in person or represented by proxy), may adjourn the meeting from time to time in accordance with Section 1.4 of these Bylaws until a quorum is present or represented. Shares of the Corporation’s stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to(a) the Corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly by the Corporation. Nothing in the foregoing sentence shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing individuals by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7 Voting; Proxies. Except as otherwise required by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock of the Corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors (other than any Class/Series Directors) (as defined below)) at which a quorum is present, a majority of the votes cast shall be sufficient to elect; provided, however, that any meeting of stockholders for the election of directors (other than any Class/Series Directors) at which a quorum is present, and one or more stockholders have (a) nominated one or more individuals for election to the Board of Directors in compliance with Section 1.12 of these Bylaws, such that the number of nominees for election to the Board of Directors exceeds the number of open seats, and (b) not withdrawn such Nomination or Nominations (as each is defined below) on or prior to the tenth (10th) day preceding the date the Corporation first gives notice of such meeting to stockholders, a plurality of the votes cast shall be sufficient to elect. All other elections, questions, and business presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority of votes cast with respect to any such election, question, or business. For purposes of this Section 1.7, a “majority of votes cast” means that the number of votes cast “for” a nominee, question or business exceeds the number of votes cast “against” such nominee, question or business.

Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9 List of Stockholders Entitled to Vote. The Corporation shall prepare a complete list of the stockholders entitled to vote at a meeting, and such list shall be open to examination, all to the extent required by and in accordance with applicable law. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 1.10 Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.11 Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question, or business upon which the stockholders will vote at a meeting shall be announced at the meeting by the individual presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the individual presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting whether or not a quorum is present, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding individual, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the individual presiding over the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other individuals as the individual presiding over the meeting of stockholders shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The Board of Directors or the individual presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, in each case, shall have the power and duty to determine whether any election, question, or business was or was not properly made, proposed or brought before the meeting of stockholders and therefore shall be disregarded and not be considered or transacted at the meeting, and, if the Board of Directors or the individual presiding over the meeting, as the case may be, determines that such election, question, or business was not properly made, proposed or brought before the meeting of stockholders and shall be disregarded and not be considered or transacted at the meeting, the individual presiding over the meeting shall declare to the meeting that such election, question or business was not properly made, proposed or brought before the meeting and shall be disregarded and not be considered or transacted at the meeting, and any such election, question or business shall not be considered or transacted at the meeting. Unless and to the extent determined by the Board of Directors or the individual presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Board of Directors may cancel, postpone, or reschedule any previously scheduled meeting of stockholders at any time, before or after the notice for such meeting has been given to the stockholders.

Section 1.12 Notice of Stockholder Business and Nominations.

(a)	Annual Meetings of Stockholders.

(i)            Nominations of one or more individuals for election to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude nominations of one or more individuals for election as Class/Series Directors (as defined below)) (each, a “Nomination,” and more than one, “Nominations”) and the proposal of any question or business other than a Nomination or Nominations to be considered by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any question or business other than a Nomination or Nominations required by or pursuant to the provisions of the Certificate of Incorporation to be voted on solely and exclusively by the holders of any class (voting separately as a class) or series (voting separately as a series) of stock of the Corporation then outstanding) (collectively, “Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation (x) who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary, (y) who is entitled to vote at the meeting and (z) who complies with the procedures set forth in this Section 1.12, and, in connection with a Nomination or Nominations, the requirements of Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

(ii)            For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.12(a)(i)(C) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each Nomination to be made by such stockholder, (1) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the Nomination or the Corporation, (2) such individual’s written consent to being named in any proxy statement as a nominee and to serving as director if elected, (3) a description of any direct or indirect compensation or benefit (including, without limitation, indemnification and/or advancement rights) to which the individual subject to such Nomination may be entitled under any agreement, arrangement or understanding with any person other than the Corporation (including, without limitation, the amount of any such monetary compensation) in connection with such individual’s nomination or service as a director of the Corporation and (4) a description of any other material relationship or relationships between or among the individual subject to such Nomination and/or such individual’s affiliates and associates, on the one hand, and the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Nominations is/are made and/or such stockholder’s or beneficial owner’s respective affiliates and associates, or others acting in concert with such stockholder or beneficial owner or their respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate, associate or other person were the “registrant” for purposes of such rule and the individual subject to such Nomination was a director or officer of such registrant; (B) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolution or resolutions proposed for consideration and in the event that such Business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reason or reasons for conducting such Business at the meeting and any material interest or interests in such Business of such stockholder and of the beneficial owner, if any, on whose behalf the Business is proposed; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination, Nominations or Business is/are made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and any of their respective affiliates or associates or others acting in concert with them, (2) the class, series and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, (3) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, Nominations or Business and (4) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the Business or, in the case of a Nomination or Nominations, to holders of at least sixty-seven percent (67%) of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors and/or (y) to otherwise solicit proxies from such stockholders of the Corporation in support of such Nomination, Nominations or Business; and (D) in connection with a Nomination or Nominations, all other information required by Rule 14a-19 under the Exchange Act; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders. The Corporation may require (1) any individual subject to such Nomination to furnish such other information as the Corporation may reasonably require to determine the eligibility of such individual subject to such Nomination to serve as a director of the Corporation if elected and (2) the stockholder giving notice to furnish such other information as the Corporation may reasonably require to demonstrate that any Business is a proper matter for stockholder action at an annual meeting of stockholders.

(iii)            Notwithstanding anything in the second sentence of Section 1.12(a)(ii) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any Class/Series Directors) at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for election to such additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)            Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which one or more directors are to be elected by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any Class/Series Directors) pursuant to the Corporation’s notice of meeting (or any supplement thereto) as aforesaid (provided that the Board of Directors has determined that directors shall be elected at such meeting) (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.12 and the requirements of Rule 14a-19 under the Exchange Act. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any Class/Series Directors), any such stockholder entitled to vote in such election may make a Nomination or Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to Section 1.12(b)(iii) of these Bylaws, if the stockholder’s notice required by Section 1.12(a)(ii) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)	General.

(i)            Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.12 and Rule 14a-19 under the Exchange Act shall be eligible for election at an annual or special meeting of stockholders, and only such Business shall be conducted at an annual or special meeting of stockholders as shall have been brought before such meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by applicable law, the Board of Directors or the individual presiding over an annual or special meeting of stockholders shall have the power and duty to determine whether (A) a Nomination or any Business proposed to be brought before the meeting was or was not made, proposed or brought, as the case may be, in accordance with the procedures set forth in this Section 1.12 and Rule 14a-19 under the Exchange Act and (B) any proposed Nomination, Nominations or Business shall be disregarded or that such Nomination, Nominations or Business shall not be considered or transacted at the meeting, including due to any failure to conduct a solicitation in support of a Nomination or Nominations in compliance with Rule 14a-19 under the Exchange Act. Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a Nomination, Nominations or Business, such Nomination, Nominations or Business shall be disregarded and such Nomination, Nominations or Business shall not be considered or transacted at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)            A stockholder providing notice of a Nomination, Nominations or any Business proposed to be brought before an annual or special meeting of stockholders shall further update and supplement such notice, (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.12 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual or special meeting of stockholders and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual or special meeting of stockholders and (ii) in connection with a Nomination or Nominations, to provide evidence that the stockholder providing notice of a proposed Nomination or Nominations has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with such annual or special meeting of stockholders.

(iii)            For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with or publicly furnished by the Corporation to the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) (or any successor thereto) of the Exchange Act.

(iv)            Nothing in this Section 1.12 shall be deemed to affect any (A) rights or obligations, if any, of stockholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the Corporation or such proposals are subject to Rule 14a-8), (B) rights or obligations, if any, of stockholders with respect to the inclusion of a nominee in a universal proxy card pursuant to Rule 14a-19 (or any successor thereto) promulgated under the Exchange Act or (C) rights, if any, of the holders of any class or series of stock of the Corporation as provided for or filed by or pursuant to the Certificate of Incorporation and then outstanding to, solely and exclusively, elect one or more directors outstanding (collectively, the “Class/Series Directors” and each, a “Class/Series Director”).

ARTICLE 2. BOARD OF DIRECTORS

Section 2.1 Number; Qualifications. Except for any Class/Series Directors, the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2 Resignation; Vacancies. Any director may resign at any time upon notice to the Corporation. Subject to the rights, if any, of the holders of any class or series of stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by a majority vote of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from an increase in the authorized number of directors shall hold office until the next annual election and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal. Any director elected to fill a vacancy resulting from the death, resignation, disqualification or removal of a director shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by or at the direction of the person or persons calling the meeting, (a) if delivered personally by hand, courier or telephone or given by electronic transmission, at least twenty-four (24) hours before the special meeting and (b) if sent by United States mail, deposited in the United States mail at least ninety six (96) hours before the special meeting.

Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the directors then in office, which in no case shall be less than one third (1/3) of the votes of the total authorized directors, shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the Certificate of Incorporation provides that one (1) or more directors shall have more or less than 1 vote per director on any matter, every reference in the Certificate of Incorporation or these Bylaws to a majority or other proportion of the directors of the Corporation shall refer to a majority or other proportion of the votes of the directors, including for (a) a quorum of the Board of Directors, any committee thereof and any subcommittee of such a committee and (b) actions of the directors, any committee of the Board of Directors or any subcommittee thereof.

Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL. After action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

ARTICLE 3. COMMITTEES

Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. Subject to such rules and regulations, in the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors establishing such committee or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2 Meetings and Actions of Committees. A majority of the votes of the directors then serving on a committee of the Board of Directors or on a subcommittee of a committee shall constitute a quorum for the transaction of business by the committee or subcommittee, unless the Certificate of Incorporation, these Bylaws, a resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater or lesser number, provided that in no case shall a quorum be less than one third (1/3) of the votes of the directors then serving on the committee or subcommittee. The vote of the majority of the votes of the members of a committee or subcommittee present at a meeting at which a quorum is present shall be the act of the committee or subcommittee, unless the Certificate of Incorporation, these Bylaws, a resolution of the Board of Directors or a resolution of a committee that created the subcommittee requires a greater number. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such provision by the Board of Directors or rules made by the committee, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.

ARTICLE 4. OFFICERS

Section 4.1 Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, Chief Financial Officer, and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The Board of Directors may also choose a President, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office for such term as shall be determined by the Board of Directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Except as otherwise provided by or pursuant to the Certificate of Incorporation, the Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board of Directors.

Section 4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, for, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or any Vice President.

ARTICLE 5. STOCK

Section 5.1 Stock Certificates. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chief Executive Officer, the Chief Financial Officer and the General Counsel, in addition to any other officers of the Corporation authorized by the Board of Directors or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.4 Restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”), and registered or qualified under the applicable state securities laws, such shares may not be transferred without the consent of the Corporation and the certificates evidencing such shares or the notice required by Delaware law, as the case may be, shall contain substantially the following legend (or such other legend adopted by resolution or resolutions of the Board of Directors):

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE CORPORATION’S AMENDED AND RESTATED BYLAWS (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, WITHOUT THE CONSENT OF THE CORPORATION.

ARTICLE 6. INDEMNIFICATION

Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all judgments, fines, amounts paid in settlement, liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3 of these Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2 Advanced Payment of Expenses. The Corporation shall to the fullest extent permitted by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending or otherwise participating in any proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Claims. If (a) a claim for indemnification (following the final disposition of such proceeding) under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Covered Person has been received by the Corporation or (b) a claim for advancement of expenses under this Article VI is not paid in full within twenty (20) days after a written claim therefor by the Covered Person has been received by the Corporation, as applicable, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In any such action to enforce a claim for indemnification under this Article VI, neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met such applicable standard of conduct.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6.6 Amendment, Repeal, Modification or Elimination. Any amendment, repeal, modification or elimination of this Article VI shall not eliminate or impair any right to indemnification or to advancement of expenses hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination.

Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.8 Certain Definitions. For purposes of this Article VI, (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “other enterprises” shall include employee benefit plans; (c) references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and (d) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

ARTICLE 7. MISCELLANEOUS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2 Seal. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3 Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors or stockholders may be given in writing or by electronic transmission to the fullest extent permitted by applicable law.

Section 7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 7.5 Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided, that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.

Section 7.6 Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and other Bylaws adopted, by the Board of Directors, but the stockholders may adopt other Bylaws and may alter, amend and repeal any Bylaws whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the provisions of the Certificate of Incorporation, any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall require the affirmative vote of the holders of at least a majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

ARTICLE 8. FORUM SELECTION

Section 8.1 Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (iv) any action asserting a claim, including a claim in the right of the Corporation, as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware (the “Court of Chancery”), or (v) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall in each case be the Court of Chancery or, if such court lacks jurisdiction, any state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants, except for, as to each of (i) through (v) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and such indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination). Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, the provisions of this Article shall not apply to the resolution of any complaint asserting a cause of action arising under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article. The existence of any prior written consent by the Corporation to the selection of an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth above with respect to any current or future actions or claims.